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                       MCI WORLDCOM NETWORK SERVICES, INC.

                      CLASSIC/TRANSCEND-TM- SWITCHED SERVICES

                                 AMENDMENT NO. 3

         This Amendment No. 3 is made as of the 15th day of November, 1999, by and between Logix Communications Corporation ("CUSTOMER") and MCI WorldCom Network Services, Inc. (successor-in-interest to WorldCom Network Services, Inc.), a Delaware corporation ("MCI WORLDCOM") to that certain CLASSIC/TRANSCEND-TM- Telecommunications Services Agreement (the "TSA") dated December 1, 1998, by and between Customer and MCI WorldCom, including those certain Program Enrollment Terms (the "PET") and that certain Amendment No. 1 dated November 30, 1998, and that certain Amendment No. 2 dated September 20, 1999 (collectively, the AGREEMENT"). In the event of any conflict between the terms of the TSA, the PET, Amendment No. 1 or Amendment No. 2 and the terms of this Amendment No. 3, the terms of this Amendment No. 3 shall control. The TSA along with the PET, Amendment No. 1, Amendment No. 2 and this Amendment No. 3 shall collectively be referred to as the "AGREEMENT". Further, all references to "WorldCom" in the Agreement will be deemed to refer to MCI WorldCom".

1. CUSTOMER'S MINIMUM REVENUE COMMITMENT. Effective as of January 1, 2000, the parties agree to substitute Subsection 2(A) and Subsection 2(B) of the PET to read in its entirety as follows:

         (A) Commencing with the January, 2000 billing period (i.e., February, 2000 invoice) and continuing through the end of the Service Term (including any extensions thereto) (the "COMMITMENT PERIOD"), Customer agrees to maintain, on a take-or-pay basis, Monthly Revenue (as defined in the applicable Rate and Discount Schedule) of at least $400,000 ("CUSTOMER'S MINIMUM REVENUE COMMITMENT").

         (B) Notwithstanding anything to the contrary contained in this Agreement, as soon as Customer's cumulative Monthly Revenue from WorldCom under the terms of this Agreement are equal to at least $33,400,000 ("CUSTOMER'S TOTAL COMMITMENT"), Customer may elect to terminate Customer's Minimum Revenue Commitment described in Subsection 2(A) above by providing WorldCom written notice ("CUSTOMER NOTICE"). In such event, commencing with the first day of the first full month following at least thirty (30) days after WorldCom receives the Customer Notice, Customer's Minimum Revenue Commitment shall terminate and will no longer be in force or effect. Provided, the applicable Discounts set forth in the Rate and Discount Schedule will continue to be applicable through the remainder of the Service Term.

2. OTHER TERMS AND CONDITIONS. Except as specifically amended or modified herein, the terms and conditions of the Agreement will remain in full force and effect throughout the applicable Service Terms and any extensions thereof.


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         IN WITNESS WHEREOF the parties have entered into this Amendment No. 3 as of the date first written above.

LOGIX COMMUNICATIONS CORPORATION           MCI WORLDCOM NETWORK SERVICES, INC.

By: /s/ Albert H. Pharis, Jr.              By: /s/ James Foran
   ------------------------------             --------------------------------
Print Name: Albert H. Pharis, Jr.          Print Name: /s/ James Foran
           ----------------------                     ------------------------
Title: CEO                                 Title: Regional Sales Director
      ---------------------------                -----------------------------


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                                CONFIDENTIAL